Exhibit 10.1.35

Discretionary Bonus Agreement

This Agreement is entered into effective as of May 5, 2009, by and between Great Plains Energy Incorporated (the “Company”) and Barbara B. Curry (the “Executive”).

WHEREAS, the independent members of the Board of Directors of the Company on May 5, 2009, authorized the payment of certain discretionary cash bonuses (the “Bonuses) to the Executive; and

WHEREAS, the Company and the Executive wish to memorialize the terms and conditions of the Bonuses.

NOW THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1.  Payment of Bonuses.  The Company shall pay the Executive a Bonus of $77,500 in cash, less all applicable employment, payroll and other withholdings, on each of February 10, 2010 and February 10, 2011.

2.  Payment Not Conditioned On Continued Employment.  Except as set forth in this Agreement, the Company’s obligation to pay the Bonuses is absolute, and is not conditioned on the Executive’s continued employment with the Company.

3.  Bonuses Subject to Reimbursement Obligations.  Executive acknowledges that awards under the Company’s Annual Incentive Plan and Long-Term Incentive Plan (the “Plans”) are subject to reimbursement if and to the extent the awards reflected the achievement of financial results that were subsequently the subject of a restatement, or the achievement of other objectives that were subsequently found to be inaccurately measured, and a lower award would have occurred based on the restated financial results or inaccurately measured objectives.  Executive further acknowledges that in the event the Executive is required to reimburse the Company for awards under the Plans, the Company may, among other actions it may take in its discretion, reduce or eliminate the amount of the Bonuses payable to Executive as may be required to satisfy Executive’s reimbursement obligations.

4.  Choice of Law.  This Agreement shall be construed in accordance with the laws of the State of Missouri. Any dispute relating to this Agreement shall be brought in an appropriate Circuit Court of Missouri or the U.S. District Court for the Western District of Missouri.

5.  Entire Agreement.  This Agreement contains the entire agreement between the Executive and Company concerning the foregoing matters and no change, modification, or waiver of any provision hereof will be valid unless in writing and signed by the parties to be bound.

[signature page follows]

In witness whereof, the Company and the Executive have signed this Agreement as of the date first written above.

Great Plains Energy Incorporated	Executive

By:________________________	___________________________
Michael J. Chesser	Barbara B. Curry
Chairman of the Board and
Chief Executive Officer